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                                                                   EXHIBIT 10.13

                               LINKING AGREEMENT

THIS LINKING AGREEMENT ("Agreement") is made this 26th day of March, 1998 ("Effective Date"), by and among LYCOS, INC., a corporation organized under the laws of Delaware ("Lycos"), TRIPOD, INC., a corporation organized under the laws of Delaware ("Tripod") and a wholly owned subsidiary of Lycos, and CDNOW, INC., a corporation organized under the laws of Pennsylvania ("CDnow").

                                   RECITALS

WHEREAS, CDnow is a retailer of compact discs and other items for sale through its Web service which is accessible through the URL www.cdnow.com (the "CDnow Site");

WHEREAS, Lycos is the owner or licensee of certain Web services and other search and content areas, which are accessible through the URL www.lycos.com (the "Lycos Site");

WHEREAS, Tripod is the owner or licensee of certain Web services and other search and content areas, which are accessible through the URL www.tripod.com (the "Tripod Site");

WHEREAS, CDnow desires that Lycos integrate links from the Lycos Site and the Tripod Site to a co-branded version of the CDnow Site so that Lycos' and Tripod's users may have convenient access to the CDnow Site;

NOW, THEREFORE, the parties hereto for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, hereby agree as follows:

1. DEFINITIONS. Capitalized terms not otherwise defined in this Agreement will have the following meanings:

     (a) "Above-the-fold" shall mean situated within the portion of a page that is designed to be visible on a standard computer screen with a resolution of 640 pixels by 480 pixels without requiring the user to scroll horizontally or vertically throughout the page.

     (b) "Active Cosmic Credit Site" shall mean a website that has been registered in CDnow's affiliate website program known as the "Cosmic Credit Program" through the Cosmic Credit links provided by CDnow on either Lycos' Site or Tripod's Site, and which has generated one non-returned purchase of a product on CDnow's Site.

     (c) "Beyond the Banner" shall mean any type of promotion which involves promotional techniques other than the placement of standard advertising banners or standard advertising buttons and links.

     (d) "Carry-through Bar" shall mean a linking bar containing one or more of the Proprietary Features of any or all of the parties which connects the Co-branded Pages and Lycos' Site and Tripod's Site.

     (e) "CDnow Branded Link" shall mean a link which contains a CDnow approved Proprietary Feature of CDnow, is located on Lycos' Site or Tripod's Site and will take Lycos' or Tripod's users to the Co-branded Pages where such users may purchase CDnow's products.

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     (f)  "Click-through" shall mean a user presence at the Co-branded Pages which originated from a CDnow Branded Link found on a guaranteed Page View, and which initiates a Session.

     (g) "Co-branded Pages" shall mean pages of CDnow's Site which a visitor from Lycos' Site or Tripod's Site will link to and which shall display certain Proprietary Features of both Lycos or Tripod and CDnow. The Co-branded Pages can only be viewed by a visitor who links to them directly from Lycos or Tripod or through a stored URL (e.g. bookmark or similar technological storage mechanism). The Co-branded Pages will reside will reside on CDnow's server(s).

     (h) "Competitor" shall mean (i) any of the Entities listed on Exhibit A, attached hereto and made a part hereof, and (ii) any Entity that is [XXX].

     (i) "Entity" means any individual, limited liability company, partnership, corporation, or division, subsidiary or business unit thereof, retail site, World Wide Web site or other entity.

     (j) "Launch Date" shall mean the date on which Lycos and Tripod make the CDnow Branded Links available to users in accordance with the placement terms set forth in Sections 2(a) and 2(b), provided that CDnow has approved such placements (which approval shall not be unreasonably withheld or delayed) prior to the launch. CDnow, Lycos and Tripod shall use commercially reasonable efforts to develop and deliver as necessary to each other, within three (3) weeks of the Effective Date, any and all URLs, URL formats (as applicable), content, and other materials necessary for Lycos and Tripod to make available the CDnow Branded Links. Subsequent to the delivery of all necessary materials to Lycos and Tripod, Lycos and Tripod shall use commercially reasonable efforts to make available the CDnow Branded Links to their respective users within three (3) weeks of such delivery.

     (k) "Lycos Branded Link" shall mean a link which contains a Lycos Proprietary Feature, is located on CDnow's Site and will take CDnow's users to pages on Lycos' Site which pages will contain a Carry-through Bar which can return users to the Co-branded Pages.

     (l) "New Customer" shall mean any user that transfers from Lycos' Site or Tripod's Site directly to a Co-Branded Page, cerates a first-time account and at that time or at any time thereafter during the Term of this Agreement makes a first purchase of any product at CDnow's Site, which product is also shipped by CDnow's distributor.

     (m) "Page View" shall mean a user's viewing of any webpage of Lycos' Site or Tripod's Site containing a CDnow Branded Link.

     (n) "Promotion Schedule" shall mean a written term sheet signed by an authorized representative of each party pertaining to a promotion or special marketing event entered into by both parties and describing the obligations of each party with regard to such promotion or special marketing event.

     (o) "Proprietary Feature" shall mean any trademark, service mark, trade name, domain name, text message, navigational element or design logo which is proprietary to Lycos/Tripod and/or CDnow.

     (p) "Session" shall mean the delivery of any or all of the Co-branded Pages to a user where no two pages are delivered more than two hours apart.

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     (q)  "Term" is defined in Section 12 of this Agreement.

     (r) "Tripod Branded Link" shall mean a link which contains a Tripod Proprietary Feature, is located on CDnow's Site and will take CDnow's users to pages on Tripod's Site (which pages will contain a Carry-through Bar which can return users to the Co-branded Pages) where such users may use Tripod's proprietary "Homepage Builder" Software.

     (s)  "URL" shall mean Universal Resource Locator.

2. LINKING.

     (a) CDNOW BRANDED LINK PLACEMENT. Lycos and Tripod shall place CDnow Branded Links on Lycos' Site and Tripod's Site in accordance with the requirements set forth in this Section 2(a).

          (i) Lycos and Tripod will place the following on the pages indicated (and all existing or future equivalents, extensions, additions or replacements of such areas/pages on the Lycos and Tripod Sites). Unless otherwise specified herein, such links shall be permanent and non-rotating and where practically feasible, Above-the-fold. The links shall be placed in accordance with Exhibit B (which is attached hereto and made a part hereof) unless otherwise agreed by the parties.

               (1)  On the Lycos Site, Lycos shall place:

                    (A)  CDnow Branded Links on the following pages: [XXX]

                    (B)  CDnow branded text links on the following pages: [XXX]

               (2)  On the Tripod Site, Tripod shall place:

                    (A)  CDnow Branded Links on the following pages: [XXX]

          (ii) Tripod will place a permanent CDnow Branded Link on the [XXX]

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          (iii) Lycos and Tripod represent and warrant that they will place the
CDnow Branded Links on their respective Sites in a manner that is at least as good or better than any other third party links on such Sites that are of a similar nature and function as the CDnow Branded Links. Lycos and Tripod agree that CDnow may vary the elements of the CDnow Branded Links not more than [XXX] per month upon [XXX] notice in writing (including e-mail). Futhermore, the parties agree to work together in good faith to identify and implement appropriate placement of the CDnow Branded Links throughout Lycos' Site and Tripod's Site, including all necessary testing of the performance of such CDnow Branded Links. Prior to implementing any modifications to the CDnow Branded Links not requested by CDnow, Lycos and Tripod will consult with CDnow in good faith regarding such changes. CDnow, agrees to collaborate with Lycos' and Tripod's production staff in designing and implementing changes to CDnow Branded Links.

          (iv) Lycos and Tripod will place a CDnow "mini-store" consisting of HTML pages on their respective Sites (the design, placement and content of such "mini-store" to be mutually agreed upon by the parties, although generally the content shall contain brief descriptions of musical genres and albums, as well as links to CDnow's Site enabling users to purchase such albums), as soon as practicably feasible after the Effective Date, based on the parties acting diligently and in good faith beginning on the Effective Date to implement such mini-store.

          (v)

               (A) Each quarter of the Term, each of Lycos and Tripod agree to provide CDnow with two [XXX] of promotional placement on their respective home pages, such promotions to be provided by CDnow as demonstrated in Exhibit B.

               (B) During the Term, Lycos shall provide CDnow with the opportunity to participate in [XXX] of the promotions which Lycos develops for its home page. Lycos will provide CDnow with reasonable advance notice of each such promotion. CDnow shall receive all user information available from such promotions within two weeks of the end of the promotions.

          (vi) CDnow acknowledges that the depictions of webpages attached as Exhibits to this Agreement reflect the current iterations of those webpages, and that Lycos and Tripod, consistent with their need to maintain creative control of their respective Sites, may modify those webpages; provided, however, that the relative prominence of the CDnow Branded Links shall be maintained on the redesigned webpages in accordance with the obligations of the parties under
Section 2(a)(ii). In addition, Lycos and Tripod agree to reasonably consider recommendations from CDnow regarding placement of CDnow Branded Links in areas of Lycos' Site and Tripod's Site not set forth in this Agreement. Nothing in this section shall be construed as obliging Lycos or Tripod to accept CDnow's recommendations.

          (vii) Lycos will place CDnow Branded Links and certain promotional content provided by CDnow (such content to be mutually agreed upon by the parties and updated as necessary by CDnow) in the [XXX].

     (b) MINIMUM PAGE VIEW GUARANTEES.

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          (i)   During the first year of the Term, Lycos and Tripod,
collectively, will deliver a minimum aggregate of [XXX] Page Views. Lycos will deliver [XXX] of such aggregate Page Views and Tripod will deliver [XXX] of such aggregate Page Views. If Lycos fails to deliver such minimum guaranteed Page Views, [XXX].

          (ii) During the second year of the Term, Lycos and Tripod, collectively, will deliver a minimum aggregate of [XXX] Page Views. The distribution of such aggregate Page Views between Lycos and Tripod shall be the [XXX].

          (iii) During the third year of the Term, Lycos and Tripod, collectively, will deliver a minimum aggregate of [XXX] Page Views. The distribution of such aggregate Page Views between Lycos and Tripod shall be the [XXX].

     (c) LINK DEVELOPMENT. Lycos and Tripod shall produce the CDnow Branded Links and Carry-through Bar, and CDnow will supply Lycos and Tripod with all information, artwork, logos, trademarks and URLs needed to produce such CDnow Branded Links and Carry-through Bar. In the event that CDnow is requested by Lycos or Tripod to produce the CDnow Branded Links, Carry-through Bar or other elements of the Co-branded Pages, CDnow shall produce such items and Lycos or Tripod (as appropriate) will supply CDnow with all information, artwork, logos, trademarks and URLs necessary, in a format specified by CDnow.

     (d) TRIPOD BRANDED LINKS. Tripod shall be a premier "Homepage Builder" provider for CDnow users, and CDnow shall place a Tripod Branded Link on CDnow's Site, at its discretion. CDnow agrees that if it places the Tripod Branded Links on its Site such links shall be placed in a manner at least as good as any third party links that provide similar services as Tripod under similar business conditions.

     (e) LYCOS BRANDED LINKS. Lycos shall be a premier "Search, Directory and Navigation" provider for CDnow users, and CDnow shall place a Lycos Branded Link on CDnow's Site, at its discretion. CDnow agrees that if it places the Lycos Branded Links on its Site such links shall be placed in a manner at least as good as any third party links that provide similar services as Lycos under similar business conditions.

     (f) COSMIC CREDIT. Lycos will include CDnow's Cosmic Credit websites in its search result listings. CDnow will provide Lycos with the URLs of both existing and future Cosmic Credit websites.

3. PAYMENTS; AUDIT; REPORTING.

     (a) MARKETING FEE. During the Term, in consideration of Lycos and Tripod fulfilling their obligations under this Agreement and subject to terms of this Agreement, CDnow will pay Lycos marketing fees, as follows:

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          (i) $16,500,000 in accordance with the following schedules:

          Year 1
          ------

          Date                                    Payment
          ----                                    -------

          Upon the Effective Date                 $1,500,000.00
          Upon the Launch Date                    $1,500,000.00
          Upon the date on which all
          competitive advertising is
          removed from Lycos's and Tripod's
          Sites as set forth in Exhibit D and
          When Lycos and Tripod are in full
          compliance with the provisions set
          forth in Article 5 of this Agreement    $1,500,000.00


          Year 2
          ------

          Date                                    Payment
          ----                                    -------

          First day of the 5th quarter/*/         $1,375,000.00
          First day of the 6th quarter/*/         $1,375,000.00
          First day of the 7th quarter/*/         $1,375,000.00
          First day of the 8th quarter/*/         $1,375,000.00


          Year 3
          ------

          Date                                    Payment
          ----                                    -------

          First day of the 9th quarter/*/         $1,625,000.00
          First day of the 10th quarter/*/        $1,625,000.00
          First day of the 11th quarter/*/        $1,625,000.00
          First day of the 12th quarter/*/        $1,625,000.00

*following the Launch Date

          (ii)  [XXX] in cash for each New Customer to be paid within thirty
(30) days of the end of each quarter in which such New Customer are acquired.

          (iii) [XXX] in cash for each Active Cosmic Credit Site to be paid within thirty (30) days of the end of each quarter in which such Active Cosmic Credit Sites are acquired.

     (B) STOCK ISSUANCE AND VESTING TERMS.

          (i) In consideration of Lycos' and Tripod's fulfilling their obligations under this Agreement and subject to the terms of this Agreement, CDnow shall issued to Lycos, on the Effective Date, a number of shares (the "Shares") of Common Stock, no par value (the "Common Stock") to

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be determined by dividing [XXX] by the average closing price of CDnow's
Common Stock on the NASDAQ National Market System for the five (5) trading days prior to the Effective Date. [XXX]

          (ii) Notwithstanding anything to the contrary set forth herein, if [XXX]

          (iii) The certificates representing shares subscribed for hereunder will bear the following legends:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAW. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE

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REASONABLY SATISFACTORY TO THE CORPORATION) OF COUNSEL REASONABLY SATISFACTORY
TO THE CORPORATION, SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN LINKING AGREEMENT DATED AS OF MARCH ___, 1998, AS AMENDED FROM TIME TO TIME, BY AND AMONG CDNOW, INC. AND CERTAIN OTHER PARTIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CDNOW, INC.

          (iv) The total authorized capital stock of CDnow consists of 50,000,000 shares of Common Stock, no par value, and 10,000,000 shares of preferred stock, no par value (of which no shares are outstanding). All of the outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable. None of the Lycos Shares are subject to any preemptive rights. The Lycos Shares, when issued and delivered against payment thereof in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable

          (v) The Shares are being acquired for investment and not with a view to the distribution or resale thereof, the effect of which is that such Shares must be held indefinitely unless subsequently registered under the Securities Act of 1933, as amended (the "Act"), or an exemption from such registration is available.

          (vi) Lycos is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Act. Lycos' present and anticipated financial position permits it to purchase and hold the Shares indefinitely for investment purposes. Lycos acknowledges that it is thoroughly familiar with the business of CDnow and has made all investigations which it deems necessary or desirable in connection with the acquisition of the Shares.

          (vii)  CDnow has informed Lycos that:

                 (A) the Shares have not and will not be registered under the Act or under any applicable state securities law and must be held by it indefinitely unless they are subsequently so registered or unless an exemption from such registration is available;

                 (B) CDnow is under no obligation to register the Shares under any circumstances or to attempt to make available any exemption from registration under the Act or any applicable state securities law, at its expense or otherwise; and

                 (C) if, at a time when registration is required, it is legally and contractually permissible for Lycos to sell the Shares privately without registration, any Shares so sold will be restricted in the hands of the purchaser.

          (viii) Lycos will not make any sale or other transfer of the Shares in violation of the Act, any state securities laws or the terms of this Agreement.

     (c) AUDIT RIGHTS; UNDER/OVER PAYMENTS. Each party shall maintain complete and accurate records in accordance with US Generally Accepted Accounting Principles (GAAP) for all transactions which are the subject of this Agreement for not less than (3) years after the last payment is due under this Agreement. A "big six" or other mutually acceptable accounting firm that is independent to Lycos, Tripod and CDnow retained by a party (the auditing party) shall have access to such records of the other party (the audited party), upon reasonable notice, for the purposes of audit during normal business hours, for so long as such records are required to be maintained. If such

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accounting firm determines that any additional payment is due the auditing party by the audited party, and such payment is not the subject of a good faith dispute between the parties, then the audited party shall promptly make payment of such amount to the auditing party. If a party overpays the other party, the party that has made such overpayment shall be entitled to a credit against the next payment due to the other party in the amount of the overpayment, unless such overpayment is the subject of a good faith dispute between the parties or no further payments are due under this Agreement, in which case, the party that has received the overpayment will promptly refund to the other party the amount of the overpayment.

      (d) REPORTING.

          (i) CDnow shall provide Lycos and Tripod with a monthly report listing the number of New Customers and Active Cosmic Credit Sites generated from Lycos' Site and Tripod's Site and calculated, in sufficient detail, for Lycos to determine the amounts payable by CDnow to Lycos and Tripod hereunder. Such report is to be used by Lycos and Tripod to actively track whether CDnow is fulfilling its obligations under this Agreement.

          (ii) Beginning on the Effective Date, Lycos and Tripod will provide CDnow with weekly reports of Page Views [XXX] delivered to users of Lycos' Site and Tripod's Site during the immediately preceding week in a form and via media mutually agreeable to the parties. Such report is to be used by CDnow to actively track whether Lycos and Tripod are fulfilling their collective obligations under this Agreement.

4.  [XXX]

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5. EXCLUSIVITY.

     (a)  In no event will Lycos or Tripod: [XXX]

     (b)  [XXX]

     (c) Lycos and Tripod shall offer to CDnow a right-of-first-offer and right-of-first-negotiation for any and all opportunities that Lycos and/or Tripod (as the case may be) intend to offer to any other music seller, and, once Lycos and/or Tripod (as the case may be) inform CDnow of each such opportunity and if CDnow informs Lycos and/or Tripod (as the case may be) of its interest in each such opportunity, Lycos and/or Tripod (as the case may be) and CDnow agree to diligently negotiate in good faith for not less than [XXX] a binding agreement concerning each such opportunity. Lycos will use best efforts to obtain a right-of-first-offer and right-of-first-negotiation for any and all opportunities that may be available to any other music seller for any international properties in which Lycos maintains an ownership interest or licensing arrangement. In particular, Lycos shall immediately introduce CDnow to the appropriate business development personnel responsible for electronic commerce at the Lycos/European joint venture, Lycos Bertelsmann Gmbh.

6. THE CO-BRANDED PAGES. CDnow shall place a Carry-through Bar on the Co-branded Pages which will allow the visitor to return to Lycos' Site and Tripod's Site. CDnow, Lycos and Tripod shall mutually agree upon the overall design of the Carry-through Bar within the specifications provided by CDnow in the Carry-through Bar Specifications, attached hereto as Exhibit C and made a part hereof.

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7.  FULFILLMENT. CDnow shall have the sole right and responsibility for processing all orders through every aspect of the retail transaction, including receiving, filling, shipping and handling, collecting payment, tracking and transaction security. All orders for CDnow's products shall be placed by customers directly with CDnow and shall be subject to acceptance by CDnow. All orders accepted shall be subject to acceptance by CDnow. All order accepted shall be subject to the terms and conditions of CDnow's then current terms and conditions of sale. Such terms may be changed at any time, without notice to Lycos or Tripod. CDnow shall have no obligation to ship any orders unless payment in full is received in advance. Prices for the products shall be set solely by CDnow. CDnow may, at its discretion, change its prices at any time, without notice to Lycos or Tripod.

8.  SPECIAL PROMOTIONS.

      (a) Lycos and Tripod acknowledge that in the event that the parties enter into any special marketing and promotional activities together there may be additional costs including, but not limited to warehousing costs, management fees and fulfillment fees, associated with such activities. The parties shall agree in advance in a Promotion Schedule as to the scope of such special marketing and promotional activities and the amount of funds and/or other resources to be contributed to such activities by CDnow, Lycos and Tripod. Any and all Promotion Schedules shall be appended to this Agreement.

      (b) During each year of the Term, Tripod agrees to prominently promote CDnow in [XXX] of its electronic newsletters which it sends to its users (minimum [XXX] deliveries per month). CDnow will provide the material for inclusion in a format specified by Tripod. CDnow agrees to cooperate with Tripod's editorial staff in formulating the content of its promotion to ensure that it is consistent with Tripod's editorial content. The timing of CDnow's inclusion will be mutually agreed upon in advance by the parties.

9. STAFFING. Each party agrees to provide staffing sufficient for such party to meet its obligations under this Agreement in a timely manner. Further, each party shall appoint a relationship manager who shall have responsibility for managing the day-to-day activities of the party under this Agreement.

10. RIGHT OF NEGOTIATION. In the event that CDnow desires to renew this Agreement at the end of the Term, Lycos and Tripod agree to promptly and diligently negotiate with CDnow in good faith to determine reasonable terms and conditions of renewal, beginning not less than [XXX] prior to the end of the Term of this Agreement. During the Term, Lycos and Tripod agree not to enter into any discussions, negotiations, agreements or the like with any seller of music regarding Lycos' Site and Tripod's Site; provided, however, that Lycos and Tripod are free to do so in the last [XXX] of the Term if Lycos' Site and the parties have not agreed upon renewal terms prior to such time.

11. LICENSE; OWNERSHIP.

      (a) Each party hereby grants to the other party, during the Term of this Agreement, a non-exclusive, non-transferable license to use its names, logos, trademarks and service marks, copyrights and proprietary technology solely as reasonably necessary to perform its obligations under this Agreement; provided, however, that any promotional materials containing a party's name will be subject to the other party's prior written approval.

      (b) Each party owns and shall retain all right, title and interest in its names, logos, trademarks and service marks, copyrights and proprietary technology including without limitation, those names, logos, trademarks and service marks, copyrights and proprietary technology currently used or any which may be developed in the future. No party shall copy, distribute, reproduce or use the other

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parties' names, logos, trademarks and service marks, copyrights and proprietary technology except as expressly permitted under this Agreement. Upon notice from a party, the other party shall immediately terminate the use of any advertising materials using the notifying party's name or logo.

     (c) No party shall contest or impair, directly or indirectly, the other parties' ownership of any of such other party's names, logos, trademarks and service marks, copyrights, Proprietary Features and proprietary technology, anywhere, nor the fact that the use of such names, logos, trademarks and service marks, copyrights and proprietary technology by it will inure to the benefit of the other party. No party will assist others to contest or impair the same and each party hereby expressly acknowledges the other parties' superior rights therein.

12. TERM AND TERMINATION. The term of this Agreement shall commence upon the Effective Date and shall continue for three (3) years from the Launch Date (the "Term"), unless previously terminated as set forth below. The first year of the Term shall end twelve months after the Launch Date. The second year of the Term shall end twenty-four months after the Launch Date, and so on.

     (a)  During the Term:

               (i) Any party may terminate this Agreement at any time: (A) immediately upon written notice if another party becomes insolvent, files a petition in bankruptcy or makes an assignment for the benefit of its creditors; or (B) thirty (30) days after the written notice to another party of such other party's breach of any of its material obligations under this Agreement, which breach is not remedied within such 30-day period. Such termination shall not relieve the party in breach from liability for the performance of its obligations prior to such termination and shall be in addition to all other rights and remedies the terminating party may have available to it under this Agreement or at law or in equity;

               (ii) Lycos or Tripod's failure to meet the Launch Date shall constitute a breach of a material obligation under this Agreement.

               (iii) CDnow shall have the right to terminate this Agreement upon thirty (30) days written notice in the event that Lycos enters into any merger, acquisition, transfer of control, sale of substantial assets or similar transaction with any Competitor.

     (b) Upon the termination or expiration of this Agreement, each party will: (i) immediately cease any and all use of the other parties intellectual property, including, without limitation, the other party's trademarks, tradenames, service marks, and other proprietary indicia; and (ii) promptly (within ten (10) days) return all assets (digital, proprietary or otherwise) belonging to the other.

     (c)  1, 3(b)(ii), 3(b)(iii), 3(b)(v), 3(b)(vii), 3(b)(viii), 3(c), 7,
11(b), 11(C), 14, 15 and 16 shall survive termination of this Agreement.

13.  REPRESENTATIONS.

     (a) Each party represents and warrants that it has, and will retain during the Term hereof, all right, title and authority to enter into this Agreement, to grand the other parties the rights and licenses herein granted to perform all of its obligations under this Agreement.

     (b) Each party represents and warrants that (i) there are no restrictions, agreements or understandings whatsoever to which the representing party is a party which would prevent or make unlawful its execution of this Agreement or its engagement hereunder; and (ii) that its execution of

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this Agreement and its engagement hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which it is a party or by which it is bound.

     (c) CDnow represents and warrants that to its knowledge any content provided by CDnow and displayed on CDnow's Site, the Co-branded Pages or Lycos' or Tripod's Sites does not constitute defamation or invasion of the right of privacy or publicity, or infringement of the copyright, trademark or other intellectual property right, of any third party. This representation and warranty shall specifically not apply to content provided by visitors to the Co-branded Pages, Lycos' Site, Tripod's Site or CDnow's Site such as visitors who use chat rooms, bulletin boards, or other forums on such Site which allow visitors to display material that is not within the control of CDnow.

     (d) Lycos and Tripod jointly and severally represent and warrant that to the knowledge of either party any content provided by Lycos or Tripod and displayed on the Co-branded Pages, CDnow's Site or Lycos' Site and Tripod's Site does not constitute defamation or invasion of the right or privacy or publicity, or infringement of the copyright, trademark or other intellectual property right, of any third party. This representation and warranty shall specifically not apply to content provided by visitors to the Co-branded Pages, Lycos' Site and Tripod's Site or Cdnow's Site such as visitors who use chat rooms, bulletin boards, or other forums on such Site which allow visitors to display material that is not within the control of Lycos or Tripod.

     (e) Lycos and Tripod jointly and severally represent and warrant that (i) they will continue to expend at least the same amount of resources (e.g. budget, staff) as they are currently committing as of the time of execution of this Agreement for Lycos' Site and Tripod's Site; and (ii) they will not develop or promote any space on Lycos' Site or Tripod's Site which would contain any Competitor's advertising or promotions for the category of music and which functions in a substantially similar manner to or provides the user with a substantially similar experience as the spaces on Lycos' Site and Tripod's Site that contain CDnow Branded Links as contemplated by this Agreement.

14.  INDEMNIFICATION.

     (a) INDEMNIFICATION BY CDNOW. CDnow shall indemnify, defend and hold harmless Lycos and Tripod and its affiliates, and their respective shareholders, directors, officers, employees and agents, against any and all claims, actions, liabilities, losses, and expenses (including reasonable attorneys' fees) brought by a third party relating to or arising out of any claim that any content provided by CDnow and displayed on the Co-branded Pages. CDnow's Site, Lycos' Site and Tripod's Site constitutes a defamation or invasion of the right of privacy or publicity, or infringement of the copyright, trademark or other intellectual property right, of any third party. This indemnity shall specifically not apply to content provided by visitors to the Co-branded Pages, CDnow's Site, Lycos' Site and Tripod's Site such as visitors who use CDnow's chat rooms, bulletin boards, or other forums which allow visitors to display material that is not within the control of CDnow.

     (b) INDEMNIFICATION BY LYCOS AND TRIPOD. Lycos and Tripod shall indemnify, defend and hold harmless CDnow and its affiliates, and their respective shareholders, directors, officers, employees and agents, against any and all claims, actions, liabilities, losses, and expenses (including reasonable attorneys' fees) brought by a third party relating to or arising out of any claim that any content provided by Lycos and Tripod and displayed on the Co-branded Pages, CDnow's Site or Lycos' Site and Tripod's Site constitutes a defamation or invasion of the right of privacy or publicity, or infringement of the copyright, trademark or other intellectual property right, of any third party. This indemnity shall specifically not apply to content provided by visitors to the Co-branded Pages, Tripod's Site or CDnow's Site such as visitors who use chat rooms bulletin boards, or other forums on such Site which allow visitors who use chat rooms, bulletin boards, or other forums on such Site which allow visitors to display material that is not within the control of Lycos and Tripod.

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     (c)  OBLIGATIONS OF THE INDEMNIFIED PARTY. The indemnified party shall promptly provide the indemnifying party with written notice of any claim which the indemnified party believes falls within the scope of this Section 14(c); provided, however, that, except to the extent the indemnifying party is actually prejudiced by the indemnified party's failure to provide such prompt notice, such failure to provide prompt notice hereunder shall not limit the indemnified party's rights under this Paragraph 15(c). The indemnified party may, at its own expense, assist in the defense of any such claim if it so chooses, provided that the indemnifying party shall control such defense and all negotiations relative to the settlement of any such claim.

     (d) SETTLEMENT. No party shall, without the prior written consent of another party, settle, compromise or consent to the entry of any judgement with respect to any pending or threatened claim unless the settlement, compromise or consent provides for and includes an express, unconditional release of all claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, against the indemnified party.

15. CONFIDENTIALITY; PUBLIC RELATIONS.

     (a) NON-DISCLOSURE AGREEMENT. The parties acknowledge that, as a result of negotiating, entering into and performing this Agreement, each party has and will have access to certain of the other party's Confidential Information (as defined below). Each party also understands that misuse and/or disclosure of that information could adversely affect the other party's business. Accordingly, during the Term of this Agreement and thereafter, each party shall use and reproduce the other party's Confidential Information only for purposes of this Agreement and only to the extent necessary for such purpose and shall restrict disclosure of the other party's Confidential Information to its employees, consultants or independent contractors with a need to know and shall not disclose the other party's Confidential Information to any third party without the prior written approval of the other party. Notwithstanding the foregoing, it shall not be a breach of this Agreement for either party to disclose Confidential Information of the other party if required to do so under law or in a judicial or other governmental investigation or proceeding, provided the other party has been given prior notice and the disclosing party has sought all available safeguards against widespread dissemination prior to such disclosure.

     (b) CONFIDENTIAL INFORMATION DEFINED. As used in this Agreement, the term "Confidential Information" refers to: (i) the terms and conditions of this Agreement; (ii) each party's trade secrets, business plans, strategies, methods and/or practices; and (iii) other information relating to either party that is not generally known to the public, including information about either party's personnel, products, customers, marketing strategies, services or future business plans. Notwithstanding the foregoing, the term "Confidential Information" specifically excludes (A) information that is now in the public domain or subsequently enters the public domain by publication or otherwise through no action or fault of the other party; (B) information that is known to either party without restriction, prior to receipt from the other party under this Agreement, from its own independent sources as evidenced by such party's written records, and which was not acquired, directly or indirectly, from the other party; (C) information that either party receives from any third party reasonably known by such receiving party to have a legal right to transmit such information, and not under any obligation to keep such information confidential; and (D) information independently developed by either party's employees or agents provided that either party can show that those same employees or agents had no access to the Confidential Information received hereunder.

     (c) NOTIFICATIONS REQUIRED BY LAW OR REGULATION. The parties agree that it shall not be deemed a breach of this Agreement for any party to disclose the terms and conditions of this Agreement in any regulatory filing with the Securities & Exchange Commission, any stock exchange

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or the NASDAQ National Market, which such party determines in good faith is required, provided such party seeks confidential treatment of the material financial terms and conditions of this Agreement.

     (d) PUBLICITY. No party will make any detailed announcements or statements to the public or create any written materials concerning the relationship between them without the prior written consent of the other, which is not to be unreasonably withheld or delayed. In no event shall either party or any content, products or services present on either party's website or service disparage the other party or any of the other party's affiliates.

     (e) PRESS RELEASES. Lycos, Tripod and CDnow shall jointly prepare a press release concerning the existence of this Agreement and mutually agree upon the contents of such press release.

16.  MISCELLANEOUS.

     (a) INDULGENCES, ETC. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence or as a waiver of any other right, remedy, power or privilege.

     (b) CONTROLLING LAW. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, other than conflicting choice of law provisions.

     (c) NOTICES. All notices, requests, demands, and other communications required or permitted under this Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or when sent by United States registered mail, return receipt requested, postage prepaid, addressed as set forth below:

(i) If to CDnow:              (ii) If to Lycos or Tripod:    (iii) With a copy to:
    CDnow, Inc.                    Lycos, Inc.                     Michael J. Riccio, Esq.
    610 Old York Road              400-2 Totten Pond Rd.           Hutchins, Wheeler & Dittmar
    Jenkintown, PA 19046           Waltham, MA 02154               101 Federal Street
    Attn: General Counsel          Attn: CFO                       Boston, MA 02110

In addition, notice by mail shall be by air mail if posted outside of the continental United States. Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in the manner set forth herein.

     (d) PROVISIONS SEPARABLE. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

     (e) ENTIRE AGREEMENT. The terms and conditions of this Agreement represent the entire understanding between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written. The express terms hereof control and supersede any course of performance

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and/or usage of trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing signed by all parties.

     (f) SECTION HEADINGS. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

     (g) TELEFAXES CONSTITUTE VALID DOCUMENTS. This Agreement and subsequent modifications may be transmitted by telecopy facsimile machine and such facsimile copy shall be deemed an original if all pages thereof are initialed and the Agreement or modifications are signed by the duly authorized representative of the parties. Such facsimiles shall constitute valid, binding documents and shall be regarded as such upon receipt. The original of the document sent by telefax shall be promptly sent within seventy-two (72) hours overnight courier or first class mail to the receiving party so that accurate files may be maintained. Failure to send timely any original document shall not affect the validity or binding nature of such document.

     (h) FORCE MAJEURE. No party shall be held to be in breach of this Agreement by reason of any failure or delay in its performance hereunder if such failure is due to causes beyond its reasonable control, including but not limited to, acts of the other party, acts of God, delays in transportation, inability beyond its reasonable control to obtain necessary labor or materials, or events such as fires, floods, earthquakes, storms, war, act of public enemy, civil commotions and the like or by any law, rule, regulation, order or other action by any public authority. To the extent failure to perform is caused by such an event, such party shall be excused from performance hereunder so long as such event continues to prevent such performance, and provided the non-performing party takes all reasonable steps to resume full performance.

     (i) INDEPENDENT CONTRACTOR. Each party shall act as an independent contractor and shall have no authority to obligate or bind the other in any respect. Neither the employees of Lycos or Tripod nor the employees of CDnow shall represent themselves to be employees of the other.

     (j) COMPLIANCE WITH LAWS. Each party shall comply with all federal, state and local laws, licensing regulations and rulings of governmental bodies having jurisdiction over its business. Nothing in this Agreement shall be construed to require either party to perform any act in violation of any laws, regulations or rulings.

     (k) DISCLAIMER OF WARRANTY. EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT, EACH PARTY'S SITE IS PROVIDED ON AN "AS IS" BASIS WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF TITLE OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OTHER THAN THOSE WARRANTIES WHICH ARE IMPLIED BY OR INCAPABLE OF EXCLUSION, RESTRICTION OR MODIFICATION UNDER THE LAWS APPLICABLE TO THIS AGREEMENT.

     (l) LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCES SHALL ANY PARTY BE LIABLE TO THE OTHER PARTIES FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM ANY PROVISION OF THIS AGREEMENT (INCLUDING SUCH DAMAGES INCURRED BY THIRD PARTIES), SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. IN NO EVENT SHALL ANY PARTY BE LIABLE FOR DAMAGES IN EXCESS OF THE AMOUNT RECEIVED OR PAID BY SUCH PARTY UNDER THIS AGREEMENT, PROVIDED THAT THIS SECTION DOES NOT LIMIT ANY PARTY'S LIABILITY FOR
(A) WILLFUL AND MALICIOUS MISCONDUCT; (B) DIRECT DAMAGES TO REAL OR TANGIBLE PERSONAL PROPERTY; (C)

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BODILY INJURY OR DEATH CAUSED BY NEGLIGENCE; OR (D) SUCH PARTY'S INDEMNIFICATION
OBLIGATIONS HEREUNDER. BY WAY OF EXAMPLE ONLY, IF CDNOW PAID $2,000,000 UNDER THIS AGREEMENT, CDNOW WOULD BE LIABLE FOR NO MORE THAN AN ADDITIONAL $2,000,000.

     (m) LIABILITY FOR TERMINATION. In the event of proper termination as set forth herein, the terminating party shall not be liable for reimbursement of damages on account of any loss of prospective profits or on account of expenditures, investments, leases or other commitments relating to the other party's business or good will.

     (n) EXPENSES. Except as otherwise provided for in this Agreement, each party shall be responsible for any and all expenses, charges and fees incurred by it in connection with its duties hereunder, and it shall not be reimbursed for the same by the other parties.

     (o) BINDING NATURE OF AGREEMENT. This Agreement shall be binding upon the parties hereto and their respective heirs, executors, successors and assignee. No party may, without the prior written consent of the other, assign or transfer this Agreement or any obligation incurred hereunder. Any attempt to do so in contravention of this Section 16(o) shall be void and of no force and effect.

     (p) TIMELY PERFORMANCES. Each party acknowledges that in the performance of this Agreement, time shall be considered of the essence.

IN WITNESS WHEREOF, the parties duly authorized representatives have executed this Agreement as of the Effective Date.

CDNOW, INC.                               LYCOS, INC.

By: /s/ Jason Olim                        By:  /s/ Robert Davis
   ----------------------------------          ---------------------------------

Name: JASON OLIM                          Name: Robert Davis
     --------------------------------         ----------------------------------

Date: April 26, 1998                       Date: April 26, 1998
     --------------------------------           --------------------------------

TRIPOD,INC.

By:   /s/ Robert Davis
     --------------------------------

Name: Robert Davis
     --------------------------------

Date: April 26, 1998
     --------------------------------

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                                   EXHIBIT A

                 COMPETITORS IN MUSIC AND/OR VIDEO CATEGORIES

Pursuant to Paragraph 1(h) of the agreement, Competitor includes [XXX].

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                                   EXHIBIT B

                         CDNOW BRANDED LINK PLACEMENTS

                       [Graphics intentionally omitted]

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                                   EXHIBIT C


CARRY-THROUGH BAR SPECIFICATIONS AS OF 4/15/97

SIZE

Total Carry-through Bar Size: 468(w) x 25(h) pixels as of April 1, 1997 all Carry-through Bar sizes must be 468(w) x 25(h) to comply with the Internet Advertising Bureau's (IAB) banner standards.

Live area for Partner Logo: 360(w) x 24(h) pixels

COLOR

Bar is black at all times.
Only partner logos/icons can be as many colors as desired with a black background "Return to..." copy is mandatory and must be set up as white Helvetica Neue Black 10pt type, centered and 5 pixels in from the left-hand side of the first black bar

We recommend all copy to be white

To pick up a template go to http://cdnow.com/cobrand_template

FORMAT

Must be saved in a GIF file format

PLACEMENT

Carry-through bar is placed on the top and bottom of each CDnow page. Only those people who visit CDnow from your site will see the Carry-through bar

URL/ADDRESS

Partners have the option of 1 to 3 links on their Carry-through-bar -- The URLs will be provided by the partner

If more than one link is desired, the bar must consist of mutliple gif images that reference previous Carry-through bar specifications. When using multiple gif images keep two pixel between each bar. No image maps are permitted. Please see the following page for more examples of possible banner solutions.

                       [Graphics intentionally omitted.]

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SOURCE CODE

CDnow will provide the partner with a from equals (from=) tag. This tag allows us to indentify customers coming from the Partners site to CDnow.

TIMING

CDnow requires a minimum of five business days from when we receive the Carry-through bar to implement it on our site.


CARRY-THROUGH BAR SAMPLES

                       [Graphics intentionally omitted.]

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                                   EXHIBIT D

                      COMPLIANCE WITH EXISTING CONTRACTS

The following lists those agreements with CDnow Competitors that currently exists, the dates by which they terminate and the exceptions to CDnow's right of exclusivity.

[XXX]

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                                   EXHIBIT E


[XXX]

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